UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Kavilco Incorporated

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October 7, 2025

Re: ANNUAL MEETING

Dear Shareholder,

You are invited to attend Kavilco’s 52nd Annual Meeting on November 8, 2025, at 1:00 pm at The Landing Hotel, Sunny Point Conference Room, Ketchikan, Alaska. Registration is from 11:00 am to 12:00 pm. Shareholders and their guests are invited to Kavilco’s Annual Dinner, doors open at 5:30 pm. Details about the meeting are described in the enclosed Notice of Annual Meeting and Proxy Statement (page 4).

We strongly encourage you to attend the Annual Meeting. Attendance at our shareholder meetings helps to maintain good communication and understanding. Alternatively, if you cannot attend in person, you can log onto the zoom platform for the Annual Meeting. Chief Financial Officer, Scott Burns and I will be there to report on current operations and future plans. We will also provide time for your questions and comments.

The enclosed ballot for the annual election and prizes must be received by Friday, November 7, 2025.

Voting is your most important right and responsibility as a shareholder. We encourage you to vote by mail with the enclosed ballot as soon as possible.

Kavilco’s Board and management have established a tradition of integrity, insight, and vision. Your Board has made decisions that we believe are conservative and protective of your financial portfolio in keeping with our mission statement: “To honor the vision and unselfish actions of our Kasaan Haida ancestors and elders, the goals of Kavilco Incorporated are to provide dividends and to preserve the assets for all generations to come.”

The Board of Directors recommends your strong support for the Board approved management proxy. By voting with the enclosed BALLOT and returning in the prepaid envelope provided, you will help to ensure our continued success.

Sincerely,

Jeane Breinig, President

Encl.

JMB/alg

Mission Statement

“To honor the vision and unselfish actions of our Kasaan Haida ancestors and elders, the goals of Kavilco Incorporated are to provide dividends and to preserve the assets for all generations.”

Kavilco is working for our Shareholders and working to preserve our Haida heritage.

The shareholders voted to make land and dividends the top priority of the Corporation. Kavilco Incorporated is becoming a leading Native Corporation in Alaska and in the country. We are on the right track with the financial management, and we are doing this while focusing on our heritage.

This approach started when Kavilco selected land that included the Totem House, Totem Park and Cemeteries, and Old Kasaan property to preserve our important Haida heritage. Kavilco collaborated with the Kasaan Haida Heritage Foundation and the Organized Village of Kasaan to restore the most cherished symbol of Kasaan history: Chief Son-I-Hat’s Whale House/Náay I´waans and the Totems Historic District Park. By forming the Kasaan Haida Heritage Foundation, we can apply for grants enabling us to record Haida history and the history of Kasaan and maintain the Totems Historic District.

Some of the other Kavilco projects that directly benefit the community of Kasaan range from the powerhouse lease; the bulk fuel lease; the water easement & with amendments lease; the road system to the shareholder’s subdivision and the tie to the Prince of Wales road system; lots conveyed to shareholders in 1987; the easement to the State of Alaska for a boat harbor; space for a helicopter landing site for medical emergencies; lease to AP&T for a cell tower; 15 year lease to the Organized Village of Kasaan (OVK) for office space in the Red Bunkhouse, the $1 per year lease included full renovation by OVK; solid waste site (garbage dump) and the building and operation of the sawmill for local employment.

Kavilco is working for the shareholders to preserve our community and our Haida heritage while making land and dividends the top priority of the Corporation.

The Board of Directors are privileged to be working hard on behalf of the Shareholders.

Board Members for Re-Election on the Management Ballot

Laird A. Jones, Director

Laird retired from CCTHITA where he worked for nearly 15 years. His last position was as the Manager of the Vocational Training & Resource Center. Prior employment included 20 years with the State of Alaska in fisheries and economic development, two internships with Sealaska Corporation, and one internship with USFS. He earned his MBA from the University of Washington and his undergraduate degree in Biological Sciences from the University of Alaska Fairbanks.

Born and raised in Ketchikan, Laird commercial fished with his Uncle Henry Jones and father since he was 13. He has subsistence fished, gathered, and harvested traditional foods all his life. He carries his late Uncle Henry’s Haida name, K’ayáang and his late maternal Uncle Wilfred Baines’ Tlingit name, Chi’cut. He is the son of the late Mary and Willard Jones. Laird and Francine have been married for 43 years. They have one son, Justin, who is married to Emily, and they recently had their first child, Lily Grace, our beautiful granddaughter! Laird stated, “I remain committed to growing the corporation’s portfolio to increase our dividends and fostering the KHHF cultural programs in partnership with OVK.”

Melanie Young, Director

Melanie Young was born and raised in Ketchikan Alaska; she moved to the state of Washington in July 2015. She is an administrative assistant for Fast Signs.

Melanie was fortunate enough to spend summers in Kasaan as a child. She was very close to her uncle Robert Young and Aunt Rose Young. They instilled a sense of pride in her being a Kasaan Haida, they were very important to her. They encouraged her interest in Kavilco from a very young age, making sure she and her sister Marie Miller attended Kavilco's annual shareholder meeting and dinners.

Melanie has very fond memories of dinners at Charlie's restaurant. Remembering her aunt Rose getting everyone to sing, is one of her favorite memories. Melanie enjoyed seeing fellow shareholders each year. Melanie has 2 children, Sara and Sydney, they both have attended the annual meetings and dinners. They both have also been to Kasaan and realize how important their culture is and want to help preserve it for generations to come.

Eleanor Hadden, Director

It has been an honor for me to serve as a Kavilco Board Member and Kasaan Haida Heritage Foundation Treasurer for almost 12 years.

Eleanor retired from the Alaska Native Heritage Center as the Senior Curator (part-time). Eleanor is a volunteer community member of the Alaska Area Institutional Review Board for almost 18 years. This board reviews and approves medical research where Alaska Natives are potential subjects of various research projects. She earned her Bachelor of Art degree and Master of Art degree in cultural anthropology from the University of Alaska Anchorage. Eleanor gave testimony in 2019 at the United Nations (Geneva, Switzerland) regarding the missing indigenous children that had attended boarding schools.

Born in Mt. Edgecumbe, and raised in Southeast Alaska, Eleanor traveled with her Air Force husband for 24 years. Each summer returning to Ketchikan to harvest and prepare traditional foods and stay connected with her extended family. Eleanor’s Haida name is Gaaniidaa, given to her by her paternal aunt, and her Tlingit name is Aankeenaa, from her maternal grandmother. Eleanor is the daughter of the late parents, Mary and Willard Jones. Eleanor and her husband, Ron, have been married for 53 years. and have two children and 4 grandchildren. Eleanor said, “I want to continue evaluating our portfolio investments so Kavilco pays dividends to shareholders without sacrificing the principal of our portfolio and continue working on KHHF cultural programs to ensure that all our grandchildren will be proud to be Haida from Kasaan.”

NOTICE OF 52nd ANNUAL ELECTION

MAIL IN BALLOTS DUE: Friday, November 7, 2025

IN PERSON REGISTRATION: Saturday, November 8, 2025

REGISTRATION: 11:00 a.m. to 12:00 Noon (AKST)

MEETING BEGINS: 1:00 p.m. (AKST) / 2:00 p.m (PST)

MEETING LOCATION: The Landing, 3434 Tongass Avenue, Ketchikan, Alaska

ZOOM MEETING BEGINS: 1:00 p.m. (AKST) / 2:00 p.m (PST)

ZOOM INVITATION: WWW.ZOOM.US

Enter zoom half an hour before meeting begins: 12:30 p.m. (AKST) / 1:30 p.m. (PST).

1. Select “Join” at the top, right hand side of the screen. 2. Enter in requested information.

MEETING ID: 834 1280 9194, PASSCODE (if needed): 588645

ITEMS OF BUSINESS: (1) To elect three Class III Directors with a term expiring in 2027. Nominees are Laird A. Jones, Melanie Young and Eleanor Hadden.

(2)	To ratify the Company’s selection of independent certified public accountants.

RECORD DATE: You are entitled to vote if you were a shareholder with class “A” shares at the close of business on October 10, 2025

VOTING BY PROXY: Promptly complete, sign and return the enclosed BALLOT in the postage paid envelope provided regardless of whether you plan to attend the annual meeting. You may still vote in person at the meeting even though you have previously signed and mailed a proxy.

THIS PROXY STATEMENT AND BALLOT ARE BEING DISTRIBUTED ON OR ABOUT OCTOBER 10, 2025.

By order of the Board of Directors,

Laird A. Jones,

Secretary

Questions And Answers About The Annual Meeting And Ballot

1.        WHY AM I RECEIVING THESE MATERIALS?

You are receiving these materials because you are a voting shareholder. The Board of Directors of Kavilco Incorporated is soliciting the return of your ballot. Shareholders are encouraged to complete and mail the enclosed BALLOT, to help ensure a quorum.

2.	IF I COMPLETE AND MAIL THE BALLOT THEN DECIDE TO ATTEND THE MEETING, CAN I CHANGE MY VOTE AT THE MEETING?

Yes; you can change your vote at the meeting by registering with the independent inspectors of election during the registration period specified in the Notice of Annual Meeting. They will provide you with a ballot to vote. Only your final ballot counts.

Shareholders are encouraged to attend the meeting and place their own vote(s). Shareholders are also encouraged to complete and mail the BALLOT, regardless of whether or not they plan to attend the meeting, to help ensure a quorum.

3.       WHO IS ENTITLED TO VOTE?

Only shareholders of record holding Class “A” shares at the close of business on the record date noted on the Notice of Annual Election are entitled to vote.

4.       WHAT IS THE QUORUM REQUIREMENT OF THE ELECTION?

The bylaws of the Corporation were recently changed to state that "no less than one-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.”

5.	WHY IS DISCRETIONARY VOTING AN OPTION ON THE BALLOT?

Discretionary voting provides you with the option to give voting authority to the management appointed proxy holders indicated on the ballot. These proxy holders will vote on your behalf for any such matter where discretionary voting is requested or where no choice is indicated for the proposal, and in any other matters that may lawfully come before the meeting.

6.	WHAT IS THE VOTE REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

In proposal 1, “Election of Directors,” the nominees receiving the three highest vote totals will be elected.

In proposal 2, Ratification of the Independent Certified Public Accountants will be approved if it receives more affirmative votes than negative votes.

7.       WHAT DOES "ABSTAIN" MEAN ON THE BALLOT?

Abstentions will have no effect on the outcome of either proposal but will allow your shares to be counted toward a quorum.

8.       WHO WILL COUNT THE VOTE?

An independent Inspector of Elections is enlisted to tabulate the votes. Teuscher Walpole, LLC has been enlisted to tabulate the votes this year.

9.	WHO WILL BEAR THE COST OF SOLICITING VOTES AND SECURITIES AND EXCHANGE COMMISSION COMPLIANCE FOR THE MEETING?

Kavilco Incorporated will pay the entire cost of preparing, assembling, printing, mailing, and distributing the proxy materials of Board approved management ballots and proxy statements as well as submitting them to the Securities and Exchange Commission for review.

10.	MAY I PROPOSE ACTIONS FOR CONSIDERATION AT THE NEXT ANNUAL MEETING?

For a shareholder to make a proposal at the next Annual Meeting, the written proposal must be received by the Secretary no sooner than June 7, 2025, and no later than July 7, 2025. These proposals must be in writing and sent to: Kavilco Incorporated, 1000 Second Avenue, Suite 3320, Seattle, Washington 98104-4078. These proposals will need to comply with Kavilco Bylaws and the Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in corporate-sponsored proxy materials.

11.	MAY I NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT THE NEXT ANNUAL MEETING?

For a shareholder to nominate one or more persons for election as director(s) at the next Annual Meeting, the nomination(s) must be received no sooner than June 7, 2026, and no later than July 7, 2026. The nomination(s) must be in writing and sent to: Kavilco Incorporated, 1000 Second Avenue, Suite 3320, Seattle, Washington 98104-4078. The nomination(s) and each nominee will need to comply with Kavilco Bylaws and the Securities and Exchange Commission regulations regarding proxy solicitations and does not grant any shareholder a right to have any nominee included in the Corporation’s proxy statement. Independent nominees must submit separate proxies.

12.	WHAT matters would not be considered for voting at the meeting?

Some items that would not be considered are but are not limited to: (a) Motions from the floor on substantive matters that could have been included in the Notice of Meeting and Proxy Statement. (b) Matters that have already been voted on. (c) Matters that are within the discretion of the Chairman of the Board of Directors, and not proper for a shareholder vote. (d) Matters that have been ruled out of order.

13.	DOES KAVILCO PROVIDE SPACE FOR WRITE-IN VOTING?

No. Write-in voting is not allowed by the Securities Exchange Commission.

14.	HOW MANY VOTING SHARES DOES KAVILCO CURRENTLY HAVE?

Kavilco currently has 10,278.54 (to be updated on October 7, 2025) shares outstanding of Class A voting shares. As of the record date on the Notice of Annual Meeting, Kavilco knows of no person to be the beneficial owner of more than 5% of the outstanding shares of the Corporation.

15.	HOW DO I GET AN ADDITIONAL COPY OF THE AUDITED FINANCIAL STATEMENTS?

The audited financial statements were posted online at www.kavilco.com on February 28, 2025. Additional audited financial statements can be provided to you at no cost. Contact the Corporate Office Manager for Kavilco Incorporated at 1-800-786-9574 or emailing info@kavilco.com and a copy of the audited financial statements will be sent to you within three business days of your request.

16.	WHAT SHOULD I DO IF I RECEIVE OTHER BALLOTS & PROXY STATEMENTS?

The Board is not responsible for the accuracy or legality of any other ballot or proxy statement except the Kavilco management-approved ballot. To ensure Class A shareholders have Kavilco’s latest proxy statement and ballot to vote, the Corporation may conduct multiple mailings prior to the annual meeting. To vote as your Board of Director’s recommend, USE THE ENCLOSED BALLOT. Only the latest dated ballot you vote will be counted. Photocopied, faxed, or electronically transmitted copies of ballots will not be counted.

PROPOSALS TO BE VOTED ON

Proposal 1 Election of Directors

Kavilco’s Bylaws provide that the Corporation shall be managed by a Board of Directors composed of nine (9) members elected in three (3) classes, each consisting of three (3) members. The election of directors is staggered so that only three (3) directors are elected each year. The Board of Directors recommends the election of the three (3) nominees listed below, all of whom are presently Board members, to serve a three (3) year term and until their successors are elected and qualified:

Laird A. Jones

Melanie Young

Eleanor Hadden

Unless otherwise instructed, the ballot holders will vote proxies received on the ballot for these nominees. The ballot holders may utilize cumulative voting with respect to the nominees and may allocate their votes among each nominee in their sole discretion. Each nominee has advised the Corporation that he or she will serve as a director if elected. In the event any nominee should not be available for election, the discretionary authority provided in the proxy will be exercised to vote for such other person(s) as may be designated by the present Board of Directors.

Board Structure and Compensation

The Board officers, as defined by Kavilco’s Bylaws, are President/Chairman, Vice President, Secretary, and Treasurer. However, Kavilco does not currently have a Treasurer, and instead employs a Chief Financial Officer. The Board of Directors recommends that each shareholder vote FOR the election of the incumbents: Eleanor Hadden, Laird A. Jones, and Melanie Young.

Information as to Nominees and Continuing Directors

On the Record Date 10/07/2025, there were 10,278.54 shares of Class “A” Stock of the Corporation outstanding. The following table shows the beneficial ownership of the officers and directors of the Corporation’s Class “A” stock as of the record date on the Notice of Annual Meeting:

Independent Directors & Officers
Name/Age/Address	Positions & Offices with the Corporation	Class	Director Since	Term Expires	Principal Occupation/ Employment During Past Five Years	Amount of Beneficial Ownership/% of Class “A” Stock	Other Directorships Held by Director or Nominee for Director in the past 5 years
Jeane Breinig, PhD, 70	President	I	1993	2026	U of Alaska: Chancellor, Dean, & Professor, Retired	130 1.26%	Kasaan Haida Heritage Foundation, Secretary, Sealaska Heritage Institute, Board of Trustees
Kenneth E. Gordon, Jr., 65	Director	II	1994	2027	Realtor, Exit Real Estate Professionals, Owner Operator, President of Two Kegs Trucking, LLC.	126 1.23%	Kasaan Haida Heritage Foundation, Secretary
Eleanor Hadden, MA, 73	Nominee Director	III	2014	2025	Senior Curator, AK Native Heritage Center	116 1.13%	AK Area Institute Review Board, Co-Chair; Kasaan Haida Heritage Foundation, Treasurer
Ramona Hamar, 82	Director	I	1973	2026	Administrative Support, South Central Foundation Dental	150 1.46%	None
Janelle S. Hyatt, 58	Director	II	Appointed 2024	2027	Nurse Practitioner, Kadlec Pain Medicine Management, Kadlec Interventional Pain Management	10 0.10%	Columbia River Nurse Practitioners Association, Secretary
Laird A. Jones, MBA, 70	Nominee Secretary	III	1994	2025	RETIRED	100 0.97%	Kasaan Haida Heritage Foundation, President; Seacast Trust Investment Committee.
Marie K. Miller, 60	Vice-President	I	2003	2026	Human Resources Manager, City of Ketchikan	130 1.26%	None
Frederick O. Olsen, Jr., 64	Director	II	2012	2027	Development Director, KCAW Sitka Executive Director, Southeast Alaska Indigenous Transboundary Commission	100 0.97%

SouthEast Alaska Regional Health Consortium:  Alternate Board Member

Sitka Community Health Council:  Council Member

Kasaan Haida Heritage Foundation: Vice President

Kayaani Commission: Director

Sitka Tribe of Alaska: Tribal Council Member

Friends of Sheldon Jackson Museum: Director

Brave Heart Volunteers: Vice Chair

Melanie Young, 56	Nominee Director	III	1997	2025	Fast Signs: Administration, Pharmacy Technician, Student	130 1.26%	None
Scott Burns, 79	Chief Financial Officer / Chief Compliance Officer				Chief Financial Officer/Chief Compliance Officer for Kavilco	0 0.00%	None

Director’s Experience
Jeane Breinig, PhD

Jeane Breinig, PhD has been a director during the following events: biggest bond market crash in 1994, the recession of 1999, 2000 stock market crash, 2008 collapse of the housing bubble, avoided collateralized debt obligations, collapse of insurance and banking industries, interest rates near 0% the past stagnant economy, and the slowdown in the economy due to the worldwide Covid-19 pandemic. Jeane was elected for President of Kavilco Incorporated in 2024.

Kenneth E Gordon, Jr.

Kenneth E Gordon, Jr., has been a director during the following events: biggest bond market crash in 1994, the recession of 1999, 2000 stock market crash, 2008 collapse of the housing bubble, avoided collateralized debt obligations, collapse of insurance and banking industries, interest rates near 0%, the past stagnant economy, and the slowdown in the economy due to the worldwide Covid-19 pandemic.

Eleanor Hadden, MA Nominee

Eleanor Hadden has been a director since 2014 during the past stagnant economy, and the current recession. and the current slowdown in the economy due to the worldwide Covid-19 pandemic. Eleanor has contributed to a new balance on the Board of Directors.

Ramona Hamar

Ramona Hamar has been a director during the following major economic events: Timber sale to ITT Rayonier for $25 million, recessions of 1980 and 1982, sale of Net Operating Loss to Drexel, Burnham and Lambert, Group Inc., 1987 stock market crash, Internal Revenue Service audit on the Net Operating Loss, oversight on the process to become a Registered Investment Company, biggest bond market crash in 1994, the recession of 1999, 2000 stock market crash, 2008 collapse of the housing bubble, avoided collateralized debt obligations, collapse of insurance and banking industries, interest rates near 0%, the past stagnant economy, and the slowdown in the economy due to the worldwide Covid-19 pandemic.

Janelle S. Hyatt

As past President of San Francisco Triathlon Club, Janelle is herself a noted triathlete (swimming, cycling, running) competing successfully in multiple Iron Man races. She now services as Secretary and board member of Columbia River Nurse Practitioner Association.

Laird A. Jones, MBA Nominee

Laird A. Jones, MBA has been a director during the following events: biggest bond market crash in 1994, the recession of 1999, 2000 stock market crash, 2008 collapse of the housing bubble, avoided collateralized debt obligations, collapse of insurance and banking industries, interest rates near 0%, the past stagnant economy, and the slowdown in the economy due to the worldwide Covid-19 pandemic.

Marie Miller

Marie Miller has been a director during the following events: 2008 collapse of the housing bubble, avoided collateralized debt obligations, collapse of insurance and banking industries, interest rates near 0%, the past stagnant economy, and the slowdown in the economy due to the worldwide Covid-19 pandemic. Marie was elected Vice President of Kavilco by her peers and is the first woman to hold this post.

Frederick O. Olsen, Jr.	Frederick O. Olsen, Jr. has been a director since 2012 when he ran successfully as an independent nominee. In 1984, Fred graduated from Seattle University with a Bachelor of Arts degree in Humanities. While on the Kavilco Board, he has been involved with issues regarding stewardship of Kavilco’s land and Kavilco’s participation in the Prince of Wales Island Tribal Conservation District (TCD.) The TCD is a partnership of the island’s four federally recognized Tribes and ANCSA Corporations with the goal of pursuing indigenous management of our Native-owned land. From 2009 to 2018, Fred lived in Kasaan and worked for the Organized Village of Kasaan as the main tour guide and Tourism Director. Fred was an elected member of OVK’s Tribal Council for many years and Tribal President for one year. Since 2018, Fred lives in Sitka, Alaska where he is a member of the Sitka Tribe of Alaska’s Tribal Council. Fred also volunteers as the Producer, Creator, Editor and Host of the weekly radio show “Gunalchéesh!” which is broadcast throughout Southeast Alaska, and available as a podcast.
Melanie Young Nominee

Melanie Young has been a director during the following events: 2008 collapse of the housing bubble, avoided collateralized debt obligations, collapse of insurance and banking industries, interest rates near 0%, the past stagnant economy and the slowdown in the economy due to the worldwide Covid-19 pandemic.

Family Relationships
Board Member	Relationship
Jeane Breinig, President	First Cousin to Laird A. Jones, Ramona Hamar, Eleanor Hadden
Marie K. Miller, Vice President	Sister to Melanie Young
Laird A. Jones, Secretary	Brother to Eleanor Hadden. First Cousin to Jeane Breinig, Ramona Hamar
Kenneth E. Gordon, Jr., Director	No relationship to any Board member
Eleanor Hadden, Director	Sister to Laird A. Jones. First cousin Jeane Breinig and Ramona Hamar
Ramona Hamar, Director	First Cousin to Laird A. Jones, Jeane Breinig, Eleanor Hadden, and Frederick O. Olsen, Jr.
Janelle S. Hyatt, Director	Niece to Ramona L. Hamar,
Frederick O. Olsen, Jr., Director	First Cousin to Ramona Hamar
Melanie Young, Director	Sister to Marie Miller

Although the Company’s shares are not listed on the NASDAQ Stock Market, the Board uses the NASDAQ standard for determining the independence of board members. Under Rule 5605 of the NASDAQ Marketplace Rules, all the Company’s directors are independent.

Board Leadership Structure

All of the Corporation’s nine directors are “independent persons” as defined by the Investment Corporation Act of 1940. However, regardless of classification (“independent” or “interested” directors) all directors have an equal say as to management of the Corporation. The Corporation is internally managed and has no outside investment advisor. The Board does not have an independent person as the Lead Director. The Board of Directors have determined that the leadership structure is appropriate as the Corporation does not have any committees and all decisions are made by the full Board of Directors, including employment contracts, leases, and investment policies. The Chairman of the Board is also the President and is responsible for all land issues in the State of Alaska and the special circumstances of an Alaska Native Village Corporation. The President is in contact with the Chief Financial Officer at least twice a week to be updated on all business and portfolio issues.

Board’s Oversight of Risk Management

The Board’s role in risk management of the Corporation is that of oversight. The staff of the Corporation is responsible for the day-to-day management of the Corporation, including risk management. As part of its oversight, the Board, acting at its scheduled meetings every two months, receives externally generated analytical and written reports on the state of the economy and compliance with applicable SEC regulations. Also, an in-depth review is conducted of the approved portfolio strategies and investment performance. The Board’s role in risk oversight does not affect its leadership structure.

Audit, Nominating and Compensation Committees

The Corporation does not have an audit, nominating or compensation committee. However, the Board of Directors reviews annually the auditor’s independence letter, management letter, statement of auditing standards letter and internal control memo. The Board of Directors selects nominees from incumbent Directors of the Corporation and does not have a formal policy regarding the consideration of diversity in identifying Board candidates.

The Board of Directors has not established a compensation committee. Given that there are only two executive officers and that the Corporation does not have equity compensation plans, the Board believes that it can evaluate the performance of the executive officers and review compensation levels. The Board does review employees’ compensation every three years and occasionally reviews per diem and fees, the last review and subsequent employee increase took place in March 2025.

The Board of Directors held six regular bimonthly meetings for the year ended December 31, 2024. Each director, with the exception of Janelle Hyatt attended all six meetings. Janelle Hyatt was appointed to the Board in March 2024 and attended the remaining four Board meetings.

The Board of Directors does not have a policy regarding attendance at the Annual Meeting. All directors attended the 2024 annual meeting of shareholders.

Compensation of Directors

For each Board meeting attended, directors receive a Board fee of $275 per day in addition to $225 per diem. The Corporation also reimburses directors for all travel related expenses to attend Board meetings. In 2024, all directors, with the exception of Janelle Hyatt, attended all six Board meetings. Directors attending all six meetings each received Board fees of $7,150 and per diems of $5,450. Janelle Hyatt attended four meetings, receiving Board fees of $4,950 and per diems of $4,050. The Corporation also pays medical insurance premiums or reimbursement of out-of-pocket medical expenses for directors.

Summary Compensation Table

All compensation paid by the Corporation for the year ended December 31, 2024, to each of the directors and executive officers is as shown in the following table. Aggregate compensation for Board members included Board fees and per diems plus medical and/or dental compensation as outlined in the “Compensation of Directors” section. The President receives salary, Board fees and per diem, plus reimbursement for out-of-pocket medical expenses. The CFO receives salary, employer contributions to a defined contribution plan, and medical and dental insurance.

Summary Compensation Table for Directors and Officers
Board Member	Year	Aggregate Compensation from the Fund
Jeane Breinig, Director	2024	$ 79,493
Kenneth E. Gordon, Jr., Director	2024	$ 31,910
Eleanor Hadden, Director	2024	$ 14,493
Ramona Hamar, Director	2024	$ 13,509
Janelle S. Hyatt	2024	$ 9,601
Marie K. Miller, Vice President	2024	$ 17,926
Frederick O. Olsen, Jr., Director	2024	$ 12,600
Melanie Young, Director	2024	$ 29,795
Laird A. Jones, Secretary	2024	$ 14,493
Scott Burns, CFO	2024	$ 247,361 (1)

(1)	The Company has a retirement plan for its employees; it is a defined contribution plan with the annual contribution being equal to 20% of the participant’s salary. All contributions are pooled in a brokerage trust account held at Charles Schwab.

Jeane Breinig and Scott Burns have employment agreements with the Corporation that may be terminated by the Corporation for cause, which includes conviction of a felony, physical or mental disability which makes it impossible to carry out his or her duties or responsibilities, or any illegal, immoral or dishonest act or omission by the employee, which omission results in material damage to the Corporation; or willful failure of the employee to discharge the duties required under the agreement. In the event of termination, Jeane Breinig or Scott Burns shall be entitled to accrued salary, accrued vacation and/or sick leave and a pro rata portion of the Corporation’s contribution to the employee's defined contribution account.

Code of Ethics

The Corporation has adopted a written Code of Ethics that applies to all the Corporation’s directors, officers, and employees. The Code of Ethics sets expectations for the exercise of sound judgment and sets high ethical standards in all Corporation and customer matters. It is designed to promote honest and ethical conduct, including in the filing of required financial information and related disclosures, as well as in compliance with laws and regulations. The Code of Ethics mandates accountability for adherence to the Code of Ethics, while a variety of procedures are available to facilitate prompt internal reporting of violations to appropriate persons. The Board is mindful that the success of the Corporation depends on the ongoing competence, honesty, and integrity of its human resources to build relationships of trust with customers and shareholders and believes the Code of Ethics reasonably deters wrongdoing by directors, officers, and employees. The Code of Ethics includes sections on matters such as conflicts of interest, confidentiality, trading practices, and personal conduct. The Code of Ethics is posted on the Corporation’s website at www.kavilco.com. In addition, any waivers of the Code of Ethics for the Board or executive officers of the Corporation will be disclosed in a report on Form 8-K.

Compliance with Section 16(A) of the Exchange Act

Based solely upon the Corporation’s review of the copies of the filings that it received with respect to the last fiscal year, and written representations from certain reporting persons that no other reports were required, during the last fiscal year, all its officers, directors, and shareholders with 10% or more in holdings complied with all applicable Section 16(a) filing requirements.

Report of the Board of Directors

In fulfilling its oversight responsibility of reviewing the services performed by the Corporation’s auditor, the Board of Directors will carefully review the policies and procedures for the engagement of the independent auditor. If there are accounting issues, the Board will discuss with Fortune CPA, Inc., the Corporation’s independent auditor, the overall scope and plans for the audit and the results of its audit, including the matters required for discussion by Statement of Auditing Standards No. 61. The Board will review the written disclosures regarding the independence of Fortune CPA, Inc., contained in its letter to the Board of Directors as required by applicable requirements of the Public Corporation Accounting Oversight Board. The Board determines the compensation of the independent auditor and follows the established policy for pre-approval of all services, audit and non-audit related, provided by the independent auditor. The Board will make the determination as to whether the provision of non-audit related services described in “Audit and Non-Audit Fees” is compatible with maintenance of the independence of the independent auditor.

This report is submitted by the Corporation’s Board of Directors consisting of Jeane Breinig, Marie K. Miller, Laird A. Jones, Kenneth E. Gordon, Jr., Eleanor Hadden, Ramona Hamar, Janelle S. Hyatt, Frederick O. Olsen, Jr., and Melanie Young.

Proposal 2 Ratification of Independent Certified Public Accountants

The approval of the selection of Fortune CPA, Inc. as the independent certified public accountants of the Corporation is voted on by the Board of Directors at their Board meeting prior to the Annual Election. Shareholders are asked to approve or ratify this selection. Unless the proxy holders are instructed otherwise, proxies will vote for the selection of Fortune CPA, Inc. as the independent certified public accountants. If this selection is not approved, the Board of Directors intends to take the matter under advisement.

Audit and Non-Audit Fees

Fortune CPA, Inc. served as the Corporation’s independent auditors for the fiscal year ended December 31, 2024. The Board of Directors pre-approved all the audit related services, tax services and other services provided by them in 2024.

The following table sets forth the aggregate fees for services provided by the independent auditors for the years ended December 31, 2024, and 2023:

	2024	2023
Audit fees	$ 35,020	$ 35,020
Tax fees	$ 2,500	$ 2,500
Total Fees	$ 37,520	$ 37,520

Audit Fees: The audit fees are related to the audit of the Corporation’s annual financial statements for the years ended December 31, 2024, and 2023.

Tax Fees: The tax fees included services related to preparation of the Corporation’s federal tax returns for 2024 and 2023.

Pre-Approval Policies and Procedures

The Board of Directors is responsible for assuring the independence of the independent auditor, including considering whether provision of non-audit related services is compatible with maintaining the independence of the independent auditor. Any non-audit services provided by the auditor must be pre-approved by the Board of Directors.

By Order of the Board of Directors

Jeane Breinig, President

Kasaan, Alaska

October 7, 2025

BALLOT

Solicitation by the board of directors for the 2025 annual meeting of shareholders being held on November 8, 2025.

The undersigned shareholder hereby grants voting authority to the management appointed proxy holders Kenneth E. Gordon, Frederick O. Olsen, Jr., and Janelle S. Hyatt, all with full power of substitution, to any such matter where discretionary voting is requested or where no choice is indicated for the proposal, and in any other matters that may lawfully come before the meeting. Management knows of no other matters to be considered. For further information on the proposals below please consult the enclosed proxy statement.

Proposal 1. Election of Directors

THE BOARD RECOMMENDS that you CHECK BOX (A) to VOTE DISCRETIONARY and your shares will be voted by the three appointed proxy holders at their discretion. Do not allocate your votes below if you are checking box (A) to vote discretionary. If you vote discretionary (CHECK BOX: A). You do not need to allocate your votes below.

If you choose to check box (B) you need to specify the number of votes you wish to give each nominee next to that nominee’s name. See your total # of votes to cast below.

(A)	[ ] TO VOTE DISCRETIONARY for the election of three nominees as set forth in the Board of Directors Proxy Statement for the three-year terms through Laird A. Jones, Melanie Young, and Eleanor Hadden.

(B)	[ ] TO VOTE DIRECTED in the manner set forth below for the election of the Nominees below for the Board of Directors of the Corporation for three-year terms ending in 2028.

Name: Sample
# of Shares:	109 X 3 votes per share
Total # of votes to cast:	327

                                   FOR          ABSTAIN

(# of votes)         (quorum only)

Laird A. Jones   _____________      _____________

Melanie Young  _____________      _____________

Eleanor Hadden ____________      ______________

Proposal 2. Ratification of Fortune CPA, Inc. as independent public accountants.

THE BOARD RECOMMENDS that you vote FOR proposal 2.

[ ] FOR [ ] AGAINST [ ] ABSTAIN (quorum only)

The Board of Directors solicits this proxy and it will be voted as specified.

Shareholder: Sign your name as it appears in the box above. This proxy must be dated and signed in order for your vote to be counted.

Date: , 2025 Signature:________________________________________

as custodian for:______________________________________________________________________

(Print minor’s name if applicable)

When signing as custodian for a minor, or as executor, administrator, attorney, trustee or guardian, please write your full title as such. If your name appears as “John A. Smith, Sr., as custodian for John A. Smith, Jr.,” sign “John A. Smith, Sr. as custodian for John A. Smith, Jr.”

A Stamped, Return-Envelope Has Been Provided - Remember to DATE and SIGN above

PRIZES

Early Bird Special Drawing

Vote Your Ballot Right Away to be Entered

Must be postmarked on or before October 24, 2025 to be eligible for early bird.

▪  3 Voting Shareholders Will Win $1,000 ea.

▪  5 Voting Shareholders Will Win $500 ea.

All Returned Ballots Drawing

Vote Your Ballot - All returned ballots returned are entered.

▪  4 Voting Shareholders Will Win $300 ea.

▪  4 Voting Shareholders Will Win $200 ea.

In-Person Drawing including Zoom

Must be present at the time of the drawing to win

In-Person Drawing

4 Voting Shareholders Will Win $200 ea.

Zoom Participants Drawing

2 Voting Shareholders Will Win $100 ea.

With Only 188 Voting Shareholders,

You Have an Excellent Chance to Win!

MAIL IN YOUR BALLOT TODAY

EARLY BIRD DRAWING DEADLINE – OCTOBER 24, 2025

Winners will be announced at the Annual Meeting and in the Kavilco Newsletter